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                                                                  Exhibit 99e(6)


                           INDEMNIFICATION AGREEMENT

     This Agreement made this      day of      ,      by and between STATE AUTO
FINANCIAL CORPORATION, an Ohio corporation (the "Company"), and      , a
director of the Company (the "Director").

     WHEREAS, The Director is or has agreed to become a member of the Company's Board of Directors (the "Board") and in that capacity is or will be performing valuable services for the Company; and

     WHEREAS, It is essential that the Company attract and retain capable persons as directors; a substantial increase in the risk of expensive litigation has limited the availability of liability insurance to protect directors; and the Company desires to provide its directors with the maximum protection permitted by law against exposure to personal financial loss arising out of their service as directors; and

     WHEREAS, The sole shareholder of the Company has adopted an Amended and Restated Code of Regulations (the "Regulations") providing for indemnification of directors, officers, employees and agents of the Company in accordance with Ohio corporation statutes and those statutes expressly provide they are not the exclusive source for indemnification rights and that individual contracts of indemnification may be entered into between the Company and directors.

     NOW, THEREFORE, as an inducement and in consideration of the Director's serving or continuing to serve as a director and of the mutual covenants herein set forth and INTENDING TO BE LEGALLY BOUND HEREBY, the Company and the Director hereby agree as follows:

     1. Agreement to Serve. The Director agrees to serve or continue to serve as a director of the Company, faithfully and to the best of the Director's ability, so long as elected or appointed or until the Director's service is concluded pursuant to the Regulations.

     2. Indemnification. The Company shall indemnify the Director to the full extent authorized or permitted by the provisions of the Ohio Revised Code or by any amendments thereto or any other statutory provisions authorizing or permitting such indemnification which are adopted after the date of this Agreement.

     3. Further Indemnification.

          (a) Subject only to the exclusions of Paragraph (f) of this Section 3, the Company shall indemnify the Director:

             (1) Against any and all expenses (including, without limitation, legal fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, arbitrative, or investigative and including, without limitation, appeals and any action by or in the right of the Company) to which the Director is, was, or at any time becomes a party, or is threatened to be made a party as a result, directly or indirectly, of serving at any time as a director or officer of the Company, or at the request or with the consent of the Company as a trustee, director, officer, employee, or agent of another corporation, domestic or foreign, profit or not-for-profit, partnership, trust, joint venture, committee, or other organization or enterprise.

             (2) Otherwise, to the fullest extent the Director may be indemnified by the Company under the non-exclusivity provisions of the Ohio corporation statutes.

          (b) Expenses to be indemnified under this Agreement shall be paid by the Company as incurred in advance of the final disposition of the action, suit or proceeding.

          (c) It is the intent of the Company that the indemnification set forth in this Agreement shall be applied to no less extent than the maximum indemnification permitted by law. The provisions in this Agreement are in addition to indemnification rights granted to directors under the Ohio corporation statutes and the Company's Regulations. If any right to indemnification or other right hereunder is deemed to be unenforceable or invalid, in whole or in part, such unenforceability or invalidity shall not affect any other right hereunder.
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          (d) The indemnification hereunder shall apply to actions, suits or proceedings commenced or threatened after this Agreement becomes effective whether arising from conduct occurring before or after such effective date.

          (e) The indemnification provided herein shall continue as to a person who has ceased to be a director and inure to the benefit of such person's heirs, executors and administrators.

          (f) No indemnification shall be provided hereunder:

             (1) To the extent the Director is indemnified under insurance purchased and maintained by the Company.

             (2) On account of the Director's conduct which is finally adjudged by a court of competent jurisdiction (i) to have been knowingly fraudulent, deliberately dishonest or willfully wrongful, and (ii) to have been such that indemnification is unlawful.

             (3) On account of any suit in which judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law.

     4. Notification and Defense of Claim. Promptly after receipt by the Director of notice of the commencement of any action, suit or proceeding, if a claim is to be made against the Company under this Agreement, the Director shall notify the Company in writing of the commencement thereof, but the omission so to notify the Company shall not relieve it of any liability which it may have to the Director other than under this Agreement. With respect to any action, suit or proceeding of which the Director notifies the Company of the commencement:

          (a) The Company shall be entitled to participate therein at its own expense.

          (b) The Company shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and approved by the Director, which approval shall not be unreasonably withheld. After notice from the Company to the Director of the Company's election to assume such defense, the Company shall not be liable to the Director under this Agreement for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ counsel of the Director's choice, but the fees and expense of such counsel incurred after notice from the Company of its assumption of the defense shall be the expense of the Director unless (i) the employment of such counsel has been authorized by the Company, (ii) the Director shall have reasonably concluded that there may be a conflict of interest between the Company and the Director in the conduct of such defense, or (iii) the Company has not in fact employed counsel to assume such defense, in any of which cases the fees and expenses of such counsel shall be the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Director shall have made the conclusion described in (ii) above.

          (c) The Company shall not be required to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim without the Company's written consent.

          (d) When the Company assumes the defense of any action or claim against the Director, the Company may defend or settle the claim or action, as it deems appropriate. However, the Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director, unless the Director consents, in writing, to such settlement. Further, the Director agrees to cooperate with the Company in the defense of any action or claim assumed by the Company.

     5. Repayment of Expenses. The Director shall reimburse the Company for all reasonable expenses paid by the Company pursuant to this Agreement if and to the extent that the Director shall ultimately be determined not to be entitled to indemnification by the Company for such expenses under the provisions of Section 3(f)(2) hereof.

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     6. Enforcement.  The Company expressly confirms that it has entered into this Agreement and has assumed the obligations of this Agreement in order to induce the Director to serve or to continue to serve as a director of the Company and acknowledges that the Director is relying upon this Agreement in continuing in that capacity. If the Director is required to bring an action to enforce rights or to collect money due under this Agreement and is successful in such action, the Company shall reimburse the Director for all of the Director's reasonable expenses (including legal fees) in bringing and pursuing such action.

     7. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio.

                                    STATE AUTO FINANCIAL CORPORATION

                                    By
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                                    Director

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